EXHIBIT 10.10





                            P.I. HOLDINGS NO. 3, INC.



                                       and



                            GREKA ENERGY CORPORATION



                        --------------------------------

                            STOCK PURCHASE AGREEMENT

                        --------------------------------



                                 for the Sale of

                          Windsor Energy US Corporation


                         Dated as of September 12, 2002


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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I Definitions......................................................   1


ARTICLE II Purchase and Sale...............................................   2

         2.01     The Sale.................................................   2
         2.02     Purchase Price...........................................   2

ARTICLE III Closing........................................................   2

         3.01     Date of Closing..........................................   2
         3.02     Actions at Closing.......................................   2

ARTICLE IV Representations and Warranties by the Seller....................   3

         4.01     Corporate/Limited Partnership Existence..................   3
         4.02     Capitalization of the Company............................   4
         4.03     Due Authorization........................................   4

ARTICLE V Representations and Warranties by the Purchaser..................   4

         5.01     Purchase for Investment..................................   5
         5.02     Corporate Representations................................   5
         5.03     Due Authorization........................................   5
         5.04     No Broker................................................   5
         5.05     Hazardous Substances, Applicable Environmental Laws......   5

ARTICLE VI Additional Agreements and Covenants of the Seller...............   5

         6.01     Broker's Fee.............................................   6
         6.02     Conduct of Business of the Company and Rincon............   6
         6.03     Access...................................................   6
         6.04     Exclusivity..............................................   6

ARTICLE VII Additional Agreements and Covenants of the Purchaser...........   7

         7.01     Confidential Information.................................   7


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ARTICLE VIII Conditions Precedent to the Obligations of the Purchaser......   7

         8.01     Representations, Warranties and Agreements...............   7
         8.02     Board Resignations.......................................   7
         8.03     Bylaws...................................................   7
         8.04     Liens and Indebtedness of the Company....................   7
         8.05     Environmental Contingencies..............................   8
         8.06     Rincon Partnership Interest..............................   8
         8.07     Necessary Approvals......................................   8
         8.08     Compliance with Agreements...............................   8
         8.09     No Contracts Terminated..................................   8
         8.10     No Damage to Assets......................................   8
         8.11     Third-Party Consents.....................................   8
         8.12     Absence of Certain Litigation............................   8
         8.13     Torch Escrow.............................................   8
         8.14     No Consents..............................................   8
         8.15     Opinions.................................................   9
         8.16     Tax Effect...............................................   9
         8.17     Resolution of Claims.....................................   9
         8.18     Purchase Price Agreement.................................   9

ARTICLE IX Conditions Precedent to the Obligations of the Seller...........   9

         9.01     Representations, Warranties and Agreements...............   9
         9.02     Consents and Approvals...................................   9
         9.03     Absence of Certain Litigation............................   9
         9.04     Acceptance Insurance Corporation Indemnity Obligation....  10
         9.05     Necessary Approvals......................................  10
         9.06     Compliance with Agreements...............................  10
         9.07     No Consents..............................................  10
         9.08     Tax Effect...............................................  10
         9.09     Liens and Indebtedness of the Company....................  10
         9.10     Resolution of Claims.....................................  10
         9.11     Purchase Price Agreement.................................  10

ARTICLE X Survival of Representations and  Warranties; Waivers.............  11

         10.01    Survival.................................................  11
         10.02    Waiver by the Purchaser..................................  11

ARTICLE XI Termination.....................................................  11

         11.01    Grounds for Termination..................................  11

ARTICLE XII Escrow.........................................................  12

         12.01    Additional Conditions for Reimbursement from Escrow......  12
         12.02    Escrow Deposit...........................................  12


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ARTICLE XIII  Tax Implications.............................................  12

         13.01    Tax Implications.........................................  12

ARTICLE XIV Limitation of Warranties; Release..............................  12

         14.01    Limitation of Warranties.................................  12
         14.02    Release..................................................  13

ARTICLE XV Miscellaneous...................................................  13

         15.01    Expenses.................................................  13
         15.02    Notices..................................................  13
         15.03    Applicable Law; Amendments; Headings.....................  14
         15.04    Entire Agreement.........................................  15
         15.05    Binding Effect; Assignments, Third Parties...............  15
         15.06    Severability.............................................  15
         15.07    Counterparts.............................................  15
         15.08    Further Assurances.......................................  15
         15.09    Attorneys' Fees..........................................  15
         15.10    Waiver of Conditions.....................................  16
         15.11    Announcement.............................................  16










                                      iii
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                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 12, 2002 by and between P.I. Holdings No. 3, Inc., a Texas corporation (the "Seller"), and Greka Energy Corporation, a Colorado corporation (the "Purchaser"). P.I. Holdings No. 4, Inc., a Texas corporation ("PIH No. 4"), joins this Agreement for the sole purpose of agreeing to be bound by those provisions of this Agreement, to the extent specifically applicable to PIH No. 4 and its ownership of the Rincon Interest (as defined below), and for no other purpose.

                                   WITNESSETH:

     WHEREAS, the Seller is the owner of 1,500 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Windsor Energy US Corporation, a Delaware corporation (the "Company"), constituting all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, PIH No. 4 is the owner of .25% of the partnership interest ("Rincon Interest") of Rincon Island Limited Partnership, a Texas limited partnership ("Rincon");

     WHEREAS, the Purchaser desires to acquire the Shares from the Seller, and to acquire the Rincon Interest from PIH No. 4, and the Seller desires to sell the Shares to the Purchaser, and PIH No. 4 desires to convey the Rincon Interest to Purchaser, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Purchaser may direct that the Shares and the Rincon Interest be sold and conveyed to one or more separate subsidiaries or affiliates of Purchaser ("Purchaser Affiliate");

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

     The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

     Agreement: as defined above in the preamble.

     Best Efforts: means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

     Closing: as defined in Section 3.01.

     Closing Date: as defined in Section 3.01.

     Common Stock: as defined above in the recitals.

     Company: as defined above in the recitals.

     Escrow Agreement: as defined in Section 12.02.

     Escrow Deposit: as defined in Section 12.02.

     Person: means any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency, or subdivision thereof or any other entity.

     Purchase Price Agreement: as defined in Section 2.02.

     Purchaser: as defined above in the preamble.

     Rincon: as defined above in the recitals.

     Rincon Interest: as defined above in the recitals.

     Seller: as defined above in the preamble.

     Shares: as defined above in the recitals.


                                   ARTICLE II

                                Purchase and Sale

     2.01 The Sale. Subject to the terms and conditions of this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, or a Purchaser Affiliate, all of the Shares and the Purchaser, or a Purchaser Affiliate, shall purchase and acquire all of the Shares from the Seller. PIH No. 4 will convey the Rincon Interest to Purchaser or a Purchaser Affiliate. If the sale of the Shares or the conveyance of the Rincon Interest is to a Purchaser Affiliate, then the obligations to, and rights of, Purchaser under this Agreement shall apply to the Purchaser Affiliate to the same extent as if the sale or conveyance actually were to the Purchaser.

     2.02 Purchase Price. The purchase price to be paid by the Purchaser for the Shares and the Rincon Interest shall be the agreement of Purchaser to pay to Seller the net profit participation to be agreed upon on or before Closing by Seller, PIH No. 4 and Purchaser and attached to this Agreement as Schedule 2.02 (the "Purchase Price Agreement").

                                   ARTICLE III

                                     Closing

     3.01 Date of Closing. The closing of the purchase and sale of the Shares and the conveyance of the Rincon Interest contemplated hereby (the "Closing") shall take place at 10:00 a.m. in the offices of Jackson Walker L.L.P., 1401 McKinney, Suite 1900, Houston, Texas 77010, on September 30, 2002 or such other date as the parties may mutually agree upon (the "Closing Date").

     3.02 Actions at Closing. At the Closing:

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          (a) The Seller shall make available for inspection by the Purchaser the certificate(s) representing the Shares, which certificate(s) shall be duly endorsed by the Seller, or shall be presented together with stock powers in the usual form duly executed by the Seller. Thereafter, the Seller shall deliver, or cause to be delivered, to the Purchaser all such stock certificates (together with stock powers, if any) or take such other action as reasonably requested by the Purchaser to complete the conveyance of the Shares to Purchaser. PIH No. 4 will execute instruments necessary to convey the Rincon Interest to Purchaser.

          (b) The Purchaser shall execute and deliver to Seller the Purchase Price Agreement.

                                   ARTICLE IV

                  Representations and Warranties by the Seller

     Except as otherwise disclosed in this Agreement, the Seller represents and warrants to and agrees with the Purchaser as follows:

     4.01 Corporate/Limited Partnership Existence.

          (a) The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate Rincon. Except for the Company's ownership of 99.75% of the partnership interest of Rincon, the Company has no direct or indirect interest, either by way of stock, ownership or otherwise, in any other firm, corporation, association, or partnership.

          (b) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate the Company. Except for Seller's ownership of the Company and the Company's ownership of 99.75% of the partnership interest of Rincon, Seller has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or partnership.

          (c) PIH No. 4 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own the Rincon Interest. Except for PIH No. 4's ownership of the Rincon Interest, PIH No. 4 has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or partnership. This representation and warranty is made by PIH No. 4 only.

          (d) Rincon is a limited partnership formed, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own and operate the Rincon Island oil production properties. Rincon has no direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or partnership.

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     4.02 Capitalization of the Company. The authorized capital stock of the
Company consists solely of 1,500 shares of Common Stock, par value $1.00 per share, all of which are currently outstanding. All of the outstanding shares of Common Stock are fully paid and nonassessable. The Company has no preferred stock, treasury stock, or any other authorized series or class of stock. Except as set forth on Schedule 4.02, the Shares will, on the Closing Date, be free and clear of any security interest, liens or other encumbrances and the Purchaser will receive good and marketable title to the Shares free and clear of security interests, liens, adverse claims, options or other encumbrances. There are no outstanding options, warrants or other or similar rights to purchase shares of the Company's capital stock.

     4.03 Due Authorization. The execution, delivery and performance of this Agreement by the Seller and by PIH No. 4, the performance of all the terms and conditions hereof to be performed by each of Seller and PIH No. 4, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate and shareholder action on the respective parts of the Seller and PIH No. 4. This Agreement constitutes a valid and binding obligation of the Seller and of PIH No. 4, enforceable in accordance with its terms (except as such enforcement may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights or other principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement will not conflict with any provision of the Certificate of Incorporation of the Seller or PIH No. 4 and any amendments thereto, Bylaws of the Seller or PIH No. 4 and any amendments thereto, or of any contract to which the Seller or PIH No. 4 is a party or otherwise bound.

Knowledge of Seller and PIH No. 4. For purposes of this Agreement, "knowledge" means the conscious awareness of the Seller or PIH No. 4 of facts or other information which would make the statements false or inaccurate. The knowledge of the Seller or PIH No. 4 does not include any notice or knowledge that may be imputed to or constructively attributed to the Seller or PIH No. 4, nor does knowledge imply that any special inquiry or investigation has been undertaken by Seller or PIH No. 4 with respect to the subject matter of the statement. The Shares were acquired by Seller during July 2001 through foreclosure, and the Rincon Interest was acquired thereafter by PIH No. 4 through foreclosure. The Seller's and PIH No. 4's knowledge is limited in many respects including the limited period of ownership of the Shares and the Rincon Interest. The representations and warranties contained in this Agreement are to the knowledge of Seller and PIH No. 4. However, Purchaser shall have the right to reimbursement under Article XII upon a representation or warranty or Condition set forth in Section 12.01 being incorrect or inaccurate irrespective of the knowledge or lack of knowledge of Seller or PIH No. 4 in making said representations and warranties.

                                   ARTICLE V

                 Representations and Warranties by the Purchaser

     The Purchaser represents and warrants to and agrees with the Seller as follows:

     5.01 Purchase for Investment. The Purchaser represents that the Shares to be acquired by it under the terms of this Agreement are being acquired for investment and not with a view to the disposition of all or any part thereof, and the Purchaser agrees that no disposition of all or any part thereof will be made under circumstances which would violate the Securities Act of 1933, as amended, or applicable state securities laws.

     5.02 Corporate Representations. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power to carry on its business as now conducted. The Purchaser is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction wherein the failure so to qualify would materially and adversely affect its business or assets, and is so qualified wherever the nature of its business or the character of its properties or both make such qualification necessary.

     5.03 Due Authorization. The execution, delivery and performance of this Agreement by the Purchaser, the performance of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of the Purchaser, and no further corporate action or approval by the shareholders of the Purchaser will be necessary on the part of the Purchaser to make this Agreement a valid and binding obligation of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms (except as such enforcement may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights or other principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement will not conflict with any provision of the Certificate of Incorporation of the Purchaser and any amendments thereto, Bylaws of the Purchaser and any amendments thereto, or of any contract to which the Purchaser is a party or otherwise bound.

     5.04 No Broker. The Purchaser has not engaged any broker or finder or otherwise acted so as to give rise to any claims for a broker's commission or finder's fee in connection with the transactions contemplated hereby.

     5.05 Hazardous Substances, Applicable Environmental Laws. Purchaser is relying upon Purchaser's independent due diligence for environmental matters, and not upon any representation, warranty or statement of Seller, PIH No. 4, any affiliate of either, or any of their respective directors, officers, employees, agents, shareholders or representatives, and with respect to environmental matters, the sale of the Shares and the Rincon Interest is "AS-IS".

                                   ARTICLE VI

                Additional Agreements and Covenants of the Seller

     The Seller covenants and agrees with the Purchaser as follows:

     6.01 Broker's Fee. The Seller and PIH No. 4 agree to pay any fee or commission due to any broker or finder employed by either the Seller or PIH No. 4 for its services in connection with this Agreement and the transactions contemplated herein. Seller and PIH No. 4 shall indemnify and hold the Purchaser harmless from and against any and all claim, loss, liability, claims, fines, expenses, costs (including attorney's fees and expenses) and causes of action, accruing or arising as a result of any fee or commission due to any broker or finder employed by the Seller or PIH No. 4 for its services in connection with this Agreement and the transactions contemplated herein.

     6.02 Conduct of Business of the Company and Rincon. From the date hereof until the Closing Date, except as otherwise consented to by the Purchaser in writing or as provided in this Agreement, and except as set forth on Schedule 6.02, the Seller and PIH No. 4, as applicable, shall cause the Company and Rincon to conduct their respective business in the ordinary course consistent with past practices and to use their respective reasonable best efforts to preserve intact their respective business organization and relationships with third parties and to keep available the services of their respective present employees.

     6.03 Access. Seller will, and shall cause the Company, PIH No. 4 and Rincon to, cooperate fully in permitting Purchaser to make a full investigation of the Company, PIH No. 4 and Rincon upon reasonable notice and in consummating the transactions contemplated hereby. Seller will, and shall cause the Company, PIH No. 4 and Rincon to, upon reasonable notice, afford Purchaser and its representatives and agents full access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments, corporate record books and stock books, partnership files, and personnel of same, and will permit Purchaser and its representatives and agents to contact and interview the Company's, PIH No. 4's and Rincon's personnel, suppliers, vendors, referral sources and any other persons that Purchaser shall reasonably determine to be necessary for it to make a full investigation of the Company, PIH No. 4 and Rincon. Seller will furnish to Purchaser all such further information concerning the business and affairs of the Company, PIH No. 4 and Rincon as Purchaser may reasonably request.

     6.04 Exclusivity. From the date hereof until October 1, 2002, or earlier termination of this Agreement, the Seller shall not, and the Seller shall cause the Company, PIH No. 4 and Rincon not to, directly or indirectly, through any officer, director, stockholder, partner, employee, representative, agent or affiliate, solicit, entertain, encourage, assist (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes an acquisition proposal of the Company or Rincon from any person or entity, or engage in any discussions or negotiations relating thereto or in furtherance thereof, or accept any acquisition proposal competitive to the Purchaser's rights hereunder. Seller shall, and Seller shall cause the Company, PIH No. 4 and Rincon to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties other than Purchaser currently conducted or prior to the date of this Agreement with respect to an acquisition proposal.

                                  ARTICLE VII

              Additional Agreements and Covenants of the Purchaser

         The Purchaser covenants and agrees with the Seller as follows:

     7.01 Confidential Information. In the event that this Agreement is terminated, the confidentiality of any data or information received by the Purchaser regarding the business and assets of the Company and its affiliates will be maintained by the Purchaser and its representatives in accordance with the Confidentiality Agreement dated June 26, 2001, executed by the Purchaser. Notwithstanding the terms of the Confidentiality Agreement, Purchaser is permitted to engage in discussions with the Company's former debenture holders (now noteholders) and with Persons involved with the SouthCoast settlement agreement for the purpose of resolving any and all claims the Company's former debenture holders (now noteholders) or Persons involved with the SouthCoast settlement agreement may have against the Company, Rincon, or any affiliate of the Company or any officer, director, employee, or shareholder thereof.

                                  ARTICLE VIII

            Conditions Precedent to the Obligations of the Purchaser

     The obligations of the Purchaser hereunder are subject to the fulfillment, or waiver by the Purchaser, prior to or at the Closing Date of each of the following conditions:

     8.01 Representations, Warranties and Agreements. The representations and warranties of the Seller and of PIH No. 4 herein contained shall be true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; the Seller and PIH No. 4 shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it prior to the Closing Date; and the Seller and PIH No. 4 shall have executed and delivered to the Purchaser an officer's certificate dated the Closing Date to such effect.

     8.02 Board Resignations. The Company shall have received the resignations of all members of the Company's Board of Directors and the officers of the Company, effective as of the Closing Date.

     8.03 Bylaws. The Purchaser shall have received a copy of the Company's corporate Bylaws and Rincon's partnership agreement as in effect on the Closing Date certified as true, correct and complete.

     8.04 Liens and Indebtedness of the Company. Prior to Closing, Seller and Purchaser shall have agreed as to whether the liens encumbering the assets of the Company and Rincon, and the associated indebtedness or a portion thereof held by Compass Bank, an Alabama state bank ("Compass Bank"), shall be terminated, terminated for tax purposes or conveyed to Purchaser.

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     8.05 Environmental Contingencies. In the event Purchaser completes at its expense by September 30, 2002 environmental Phase I reports of the Company's sites of operation, such reports shall not have revealed contingencies unknown to the Purchaser as of the date hereof which are reasonably unacceptable to Purchaser.

     8.06 Rincon Partnership Interest. Seller shall cause PIH No. 4 to convey all of its interest in Rincon to Purchaser.

     8.07 Necessary Approvals. Consummation of the transactions contemplated herein shall have been approved by the Purchaser's Board of Directors.

     8.08 Compliance with Agreements. The Seller shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by the Seller prior to or on the Closing Date.

     8.09 No Contracts Terminated. Other than as set forth on Schedule 8.09, no contract or contracts, which in the aggregate would materially adversely affect the business of the Company or Rincon, shall have been terminated prior to the Closing Date.

     8.10 No Damage to Assets. At the Closing Date the machinery, equipment, inventory, or other tangible property of the Company and Rincon shall not have suffered non-insured or non-indemnified loss or damage to an extent which substantially affects the value of the properties and assets of the Company or Rincon. Loss or damage shall be considered to affect substantially the value of said properties and assets within the meaning of this paragraph if the book value of such properties and assets so lost or damaged exceeds five percent (5%) in book value of all such tangible properties and assets.

     8.11 Third-Party Consents. All necessary consents, approvals and waivers from third parties and governmental authorities shall have been obtained.

     8.12 Absence of Certain Litigation. There shall be no pending or threatened litigation or other proceeding seeking to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or questioning its validity, legality or binding effect.

     8.13 Torch Escrow. All funds (approximately $1,000,000) now on deposit at The Chase Manhattan Bank plus all accrued interest thereon (the "Torch Funds") pursuant to that certain Escrow Agreement dated October 23, 1995 by and among the Company, Torch Energy Finance Fund Limited Partnership I, Torch Operating Company and Texas Commerce Bank, as amended by First Amendment to Escrow Agreement dated November 12, 1996 shall remain with the Company at Closing free and clear of any claim or ownership by Seller or any affiliate of Seller.

     8.14 No Consents. Except for those obtained at or before Closing, Purchaser is satisfied that no additional authorizations, consents, approvals, exemptions of or filings or registrations with, any court or governmental department, commission, bureau, board, agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement by the Purchaser, the Seller or PIH No. 4, or the performance by the Purchaser, the Seller, or PIH No. 4 of their respective obligations hereunder, and that the execution and delivery of this Agreement does not constitute the violation by the Purchaser of any statute, law or regulation to which the Purchaser may be subject.

     8.15 Opinions. Purchaser shall have received the opinion of counsel for Seller, satisfactory to Purchaser, regarding (i) the bankruptcy proceedings related to Joint Plan of Reorganization for the Company and Rincon, arising out of Case Nos. ND 98-14790-RR and ND 98-14791, United States Bankruptcy Court, Central District of California, Northern Division; and (ii) the foreclosure of the Shares and of the Rincon Interest.

     8.16 Tax Effect. All tax implications of this transaction upon Purchaser shall have been resolved to Purchaser's satisfaction.

     8.17 Resolution of Claims. The claims of the noteholders and any claims that may arise out of the SouthCoast settlement shall have settled or otherwise resolved to Purchaser's satisfaction. The Purchaser shall be satisfied that Seller has paid the property tax described in Schedule 12.01.6 and has paid Seller's broker pursuant to Section 6.01.

     8.18 Purchase Price Agreement. The Purchase Price Agreement shall have been agreed upon by Seller, PIH No. 4 and Purchaser.

     8.19 Financial Statements. Purchaser shall have received Financial Statements as of June 30, 2002 in the form set forth in Schedule 12.01.2 and otherwise satisfactory to Purchaser.

                                   ARTICLE IX

              Conditions Precedent to the Obligations of the Seller

     The obligations of the Seller hereunder are subject to the fulfillment, or waiver by the Seller in writing, prior to or at the Closing Date of each of the following conditions:

     9.01 Representations, Warranties and Agreements. The representations and warranties of the Purchaser herein contained shall be true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; the Purchaser shall have performed and complied with all covenants and agreements required in this Agreement to be performed or complied with prior to the Closing Date; and the Purchaser shall have delivered to the Company and the Seller an officer's certificate, executed by it and dated the Closing Date, to such effect.

     9.02 Consents and Approvals. All necessary consents, approvals and waivers from third parties and governmental authorities shall have been obtained.

     9.03 Absence of Certain Litigation. There shall be no pending litigation or other proceeding seeking to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or questioning its validity, legality or binding effect.

     9.04 Acceptance Insurance Corporation Indemnity Obligation. Prior to the Closing, Purchaser shall have obtained the full and final release of all obligations of Compass Bank, Compass Bancshares, Inc. and the Seller under or in connection with that certain General Indemnity Agreement by and among Rincon, Compass Bancshares, Inc., Compass Bank, the Seller, and the Company as principal and/or indemnitors, and The Connecticut Surety Company, Star Insurance Company, Acceptance Insurance Company and/or Redland Insurance Company as surety, and/or any successor or subsequent surety. In the event cash or cash equivalents or other property is substituted for the General Indemnity Agreement, in whole or in part, the Purchaser shall have obtained the full and final release of such cash, cash equivalent or other property which shall be delivered to and be the property of Seller or the affiliate of Seller designated by Seller.

     9.05 Necessary Approvals. Consummation of the transactions contemplated herein shall have been approved by the Seller's Board of Directors.

     9.06 Compliance with Agreements. The Purchaser shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by the Purchaser prior to or on the Closing Date.

     9.07 No Consents. Except for those obtained at or before Closing, each of Seller and PIH No. 4 is satisfied that no additional authorizations, consents, approvals, exemptions of or filings or registrations with, any court or governmental department, commission, bureau, board, agency or instrumentality are or will be necessary for the valid execution and delivery of this Agreement by the Seller, PIH No. 4 or the Purchaser or the performance by the Seller, PIH No. 4 and the Purchaser of their respective obligations hereunder, and that the execution and delivery of this Agreement does not constitute the violation by the Seller or PIH No. 4 of any statute, law or regulation to which the Seller or PIH No. 4 may be subject.

     9.08 Tax Effect. All tax implications of this transaction upon Seller, PIH No. 4 and their affiliates shall have been resolved to Seller's and PIH No. 4's satisfaction.

     9.09 Liens and Indebtedness of the Company. Prior to Closing, Seller and Purchaser shall have agreed as to whether the liens encumbering the assets of the Company and Rincon, and the associated indebtedness or a portion thereof held by Compass Bank, an Alabama state bank ("Compass Bank"), shall be terminated, terminated for tax purposes or conveyed to Purchaser.

     9.10 Resolution of Claims. The claims of the noteholders and any claims that may arise out of the SouthCoast settlement shall have settled or otherwise resolved to Seller's and PIH No. 4's satisfaction.

     9.11 Purchase Price Agreement. The Purchase Price Agreement shall have been agreed upon by Seller, PIH No. 4 and Purchaser.

                                   ARTICLE X

                         Survival of Representations and
                               Warranties; Waivers

     10.01 Survival. The representations and warranties of the Parties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive the Closing; provided however, any claims for breaches of such representations and warranties by Seller or PIH No. 4 shall be subject to and limited by Article XII hereof.

     10.02 Waiver by the Purchaser. If, prior to the Closing, the Seller knows of the material breach by it of any of its warranties, representations, covenants or agreements contained herein, it shall immediately notify the Purchaser of such breach. If the Purchaser has or receives knowledge prior to the Closing of the material breach of any warranty, representation, covenant or agreement of the Seller then the Purchaser shall have as its sole remedy the right either to terminate this Agreement by written notice to the Seller prior to the Closing (in which event both parties shall be released from any further obligations and liabilities hereunder and the effect of such termination shall be as described in Section 11.02(a)) or to proceed to Closing (in which event the Purchaser shall be deemed to have waived all complaints and rights of the Purchaser to any damages by reason of such breach); provided however, that any waiver by Purchaser under this Section 10.02, other than a written waiver signed by the Purchaser, shall not constitute a reason to deny a Claim (as defined in Section 12.02(c)) for reimbursement from the Escrow Deposit pursuant to Article XII.

                                   ARTICLE XI

                                   Termination

     11.01 Grounds for Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

          (a) By the mutual written agreement of the Seller and the Purchaser;

          (b) By the Seller, at its option, if any of the conditions set forth in Article IX have not been satisfied as provided therein;

          (c) By the Purchaser, at its option, if any of the conditions set forth in Article VIII have not been satisfied as provided therein;

          (d) By operation of Section 10.02; or

          (e) By the Seller or the Purchaser if (i) the consummation of such transactions are not closed irrespective of the reason therefor, on or prior to September 30, 2002, or such other date as agreed to in writing by Seller and Purchaser; or (ii) the consummation of such transactions would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages in connection with, or imposing a material adverse condition upon, the consummation of this Agreement or the transactions contemplated hereby; or (iii) any schedule or exhibit to this Agreement is added, updated or modified by one party in any manner unacceptable to the other party.

          (f) Effect of Termination. If this Agreement is terminated by the Seller or by the Purchaser as permitted under Section 11.01 hereof or otherwise, such termination shall be without liability to any party to this Agreement or any affiliate, stockholder, director, officer, employee, agent or representative of such party.

                                  ARTICLE XII

                                     Escrow

Redacted.

                                  ARTICLE XIII

                                Tax Implications

     13.01 Tax Implications. Neither Seller, PIH No. 4 nor Purchaser make any representation or warranty regarding the tax effect of this transaction on the other party.

                                  ARTICLE XIV

                        Limitation of Warranties; Release

     14.01 Limitation of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER THE SELLER NOR PIH NO. 4 MAKES ANY WARRANTY OR COVENANT OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY ASSETS OF THE COMPANY OR OF RINCON, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, THE SELLER AND PIH NO. 4 EXPRESSLY DISCLAIM AND NEGATE (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY AND (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SELLER AND PIH NO. 4 EXPRESSLY DISCLAIM AND NEGATE ANY IMPLIED OR EXPRESS WARRANTY AS TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE COMPANY, RINCON, THE VALUE OF THE SHARES, THE VALUE OF THE RINCON INTEREST, OR THE VALUE OF THE ASSETS OF THE COMPANY OR OF RINCON OR THE CONDITION OR STATE OF REPAIR THEREOF, OR ANY LIABILITIES OF THE COMPANY OR RINCON, OR ANY OF THEIR RESPECTIVE ASSETS. The Purchaser acknowledges and affirms that it has as of Closing made its own independent investigation, analysis and evaluation of the Company and of Rincon and their respective properties, assets, business, financial condition, operations and prospects. The Purchaser has not been limited in its ability to conduct its due diligence. The Purchaser is a sophisticated purchaser of oil and gas properties.

     14.02 Release. Purchaser acknowledges and agrees that its sole right and remedy for any expense, loss, cost, liability, damage or deficiency resulting from or relating to this Agreement is as set forth in Section 12.02(c). Without limiting the foregoing, Purchaser releases and discharges Seller, PIH No. 4, Compass Bank, Compass Bancshares, Inc., all affiliates of each of the foregoing, and all directors, officers, employees, shareholders, representatives, and agents of each of the foregoing from any and all Claims, causes of action and liabilities of every kind or nature, whether arising in tort, contract, common law or federal or state law, including without limitation any federal, state or local environmental law, regulation or rule, in any way relating to this Agreement or the performance or nonperformance thereof or relating to the Company or Rincon. PURCHASER HEREBY EXPRESSLY WAIVES ALL RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE WHICH READS AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                   ARTICLE XV

                                  Miscellaneous

     15.01 Expenses. Each party hereto shall be responsible to bear, pay and discharge all of its respective expenses incurred in connection with the execution and performance of this Agreement, except as otherwise specifically provided herein.

     15.02 Notices. Any notices or waivers to be given to any party hereto shall be in writing and shall be deemed to have been duly given when delivered personally or when received if sent by certified or registered mail, return receipt requested, or by facsimile transmission directed to the following parties at the addresses noted (or such other address as a party may specify by like notice):

SELLER
------

     P.I. Holdings No. 3, Inc.
     c/o Compass Bank
     24 Greenway Plaza, Suite 1601
     Houston, Texas 77046
     Attn:  Frank Heuszel
     Facsimile: 713/966-2339
     E-Mail:  FDH@compassbnk.com

With copy to:

     Balch & Bingham LLP
     1901 Sixth Avenue North, Suite 2600
     Birmingham, Alabama 35203
     Attn:  H. Hampton Boles
     Facsimile: 205/488-5832
     E-Mail:  hboles@balch.com

PURCHASER
---------

     Greka Energy Corporation
     630 Fifth Avenue, Suite 1501
     New York, New York 10111
     Attn:  Randeep S. Grewal
     Facsimile: 212/218-4679
     E-Mail:  rsg@grekaenergy.com

With copy to:

     Greka Energy
     P. O. Box 6209
     Santa Maria, California 93456
     Attn:  Susan M. Whalen
     Facsimile: 805/347-1072
     E-Mail:  smw@grekaenergy.com

Any party hereto may change its address for notice and communications by giving notice in writing, stating its new address for notices, to the other parties hereto.

     15.03 Applicable Law; Amendments; Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. This Agreement may not be modified or terminated orally. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.04 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and, except for the Confidentiality Agreement dated June 26, 2001 executed by the Purchaser which is hereby incorporated herein by reference, merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them. No party shall be bound by any condition, definition, warranty or representation, other than as expressly set forth or provided for in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party or parties to be bound thereby. This Agreement may not be amended, modified, waived or terminated orally or discharged unless by full performance by the parties hereto or by a writing signed by the parties hereto. Any waiver by any party of the breach of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach of the same or any other term of this Agreement.

     15.05 Binding Effect; Assignments, Third Parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. No such assignment shall release a party of any of its obligations under this Agreement. Nothing in this Agreement shall entitle any Person other than the Seller, PIH No. 4, and to the extent applicable, any affiliate, shareholder, officer, director, employee, representative or agent thereof, or the Purchaser, or their respective successors and assigns permitted hereby, to any legal or equitable claim, cause of action, remedy or right of any kind.

     15.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     15.07 Counterparts. This Agreement may be executed via facsimile and in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     15.08 Further Assurances. The Seller and the Purchaser agree to deliver or cause to be delivered to each other on the Closing Date, and at such other times thereafter as shall be reasonably agreed, any such additional instrument as either of them may reasonably request for the purpose of carrying out this Agreement, and which reasonably may be provided without cost or expense.

     15.09 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs from the other party or parties, which fees and costs shall be in addition to any other relief which may be awarded.

     15.10 Waiver of Conditions. Either party may waive any condition precedent, term or condition of this Agreement in favor of such party but such a waiver shall be ineffective unless in writing and executed by an authorized representative of a party hereto.

     15.11 Announcement. Prior to Closing, a party may make a public disclosure or issue any press release or other communication regarding the subject matter of this Agreement as is required by applicable law or by the rules of a relevant stock exchange. Otherwise, each party shall obtain the consent of the other party as a condition to making any public disclosure or issuing any press release prior to Closing.

     The parties hereto have executed this Agreement as of the date first above written.

                                          PURCHASER

                                          GREKA ENERGY CORPORATION


                                          By:          /s/ Randeep S. Grewal
                                          Print name:  Randeep S. Grewal
                                          Print title: Chairman, CEO & President


                                          SELLER

                                          P.I. HOLDINGS NO. 3, INC.

                                          By:          /s/ Lee D. Cutrone, Jr.
                                          Print name:  Lee D. Cutrone, Jr.
                                          Print title: President




                                          For purposes set forth in the Preamble
                                          P. I. HOLDINGS NO. 4., INC.


                                          By:          /s/ Lee D. Cutrone, Jr.
                                          Print name:  Lee D. Cutrone, Jr.
                                          Print title: President

                             FIRST AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT

     THIS AMENDMENT (this "Amendment") dated as of September 27, 2002 to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of September 12, 2002 by and between P.I. Holdings No. 3, Inc., a Texas corporation (the "Seller"), and Greka Energy Corporation, a Colorado corporation (the "Purchaser"), and to which P.I. Holdings No. 4, Inc., a Texas corporation ("PIH No. 4") is a party, is entered into by and among Seller, Purchaser and PIH No. 4.

                                    RECITALS:

     WHEREAS, the parties hereto desire to amend certain provisions of the Stock Purchase Agreement as set forth below.


     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

     2. Amendment to Sections 3.01, 11.01 and 6.04. Sections 3.01 and 11.01 of the Stock Purchase Agreement (Date of Closing and Grounds for Termination) are hereby amended by deleting the phrase "September 30, 2002" and substituting in its place "October 22, 2002". Section 6.04 of the Stock Purchase Agreement (Exclusivity) is hereby amended by deleting the phrase "October 1, 2002" and substituting in its place "October 22, 2002".

     3. Effect on Stock Purchase Agreement. Except as expressly modified hereby or as necessary to conform to the express terms hereof, all terms and conditions of the Stock Purchase Agreement, shall remain in full force and effect.

     4. Counterparts; Facsimile Copies. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, which so executed and delivered, shall constitute but one and the same agreement, and a facsimile copy shall have the same force and effect as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                           GREKA ENERGY CORPORATION



                                           By:           /s/ Susan M. Whalen
                                           Print name:   Susan M. Whalen
                                           Print title:  VP Asset Management



                                           P.I. HOLDINGS NO. 3, INC.



                                           By:           /s/ Lee D. Cutrone, Jr.
                                           Print name:   Lee D. Cutrone, Jr.
                                           Print title:  President



                                           P. I. HOLDINGS NO. 4., INC.



                                           By:           /s/ Lee D. Cutrone, Jr.
                                           Print name:   Lee D. Cutrone, Jr.
                                           Print title:  President

                             SECOND AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT

     THIS SECOND AMENDMENT (this "Amendment") dated as of October 22, 2002 to the Stock Purchase Agreement, as previously amended, dated as of September 12, 2002 by and between P.I. Holdings No. 3, Inc., a Texas corporation (the "Seller"), and Greka Energy Corporation, a Colorado corporation (the "Purchaser"), and to which P.I. Holdings No. 4, Inc., a Texas corporation ("PIH No. 4") is a party, is entered into by and among Seller, Purchaser and PIH No. 4 (the "Stock Purchase Agreement").

                                    RECITALS:

     WHEREAS, the parties hereto previously entered into that certain First Amendment to the Stock Purchase Agreement dated as of September 27, 2002; and

     WHEREAS, the parties hereto desire to amend certain provisions of the Stock Purchase Agreement as set forth below.


     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

     2. Purchase Price. Section 2.02 is hereby deleted and the following is inserted in lieu thereof: "The purchase price to be paid by the Purchaser for the Shares and the Rincon Interest is $10 together with the obligations of Purchaser under this Agreement (the "Purchase Price Agreement")."

     3. Amendment to Sections 3.01, 6.04 and 11.01. Sections 3.01, 6.04 and
11.01 of the Stock Purchase Agreement (Date of Closing, Exclusivity and Grounds for Termination) are hereby amended by deleting the phrase "October 22, 2002" and substituting in its place "November 1, 2002".

     4. Liens and Indebtedness of the Company. Section 8.04 is hereby deleted and the following is inserted in lieu thereof: "The liens encumbering the assets of the Company and Rincon and the associated indebtedness held by Compass Bank, an Alabama state bank ("Compass Bank") will be conveyed to Purchaser at closing without recourse, representation or warranty or any type."

     6. Tax Effect. Section 8.16 is hereby deleted.

     7. Resolution of Claims. The first sentence of Section 8.17 is hereby deleted because the claims of the noteholders, including but not limited to, the debenture holders, and any claims that may arise out of the SouthCoast settlement have been settled, or otherwise resolved, by Purchaser to Purchaser's satisfaction, or are accepted by Purchaser.

     8. Tax Effect. Section 9.08 is hereby deleted.

     9. Liens and Indebtedness of the Company. Section 9.09 is hereby deleted and the following is inserted in lieu thereof: "The liens encumbering the assets of the Company and Rincon and the associated indebtedness held by Compass Bank, an Alabama state bank ("Compass Bank") will be conveyed to Purchaser at Closing without recourse, representation or warranty or any type."

     10. Resolution of Claims. Section 9.10 is hereby deleted.

     11. Escrow. Article XII is hereby deleted and the following is inserted in lieu thereof:

Redacted.


     12. Tax Implications. Article XIII is amended by adding sections 13.02,
13.03 and 13.04 as follows:

         "13.02. Any tax benefit which accrued to Seller or any of its affiliates for all tax years and portions of tax years prior to the closing attributable to the ownership of the Company will be retained by Seller and affiliates of Seller.

         "13.03. Seller, at its expense, and subject to review by Purchaser, will cause the 2002 Rincon tax return to be prepared and filed.

         "13.04. The indebtedness of the Company and of Rincon to Compass Bank is intended to be cancelled only for tax purposes, and the tax attributes (including net operating losses) and tax basis of assets associated therewith will be reduced in accordance with Internal Revenue Code Section 108."

     13. References. All references in the Stock Purchase Agreement and other closing documents to Section 12.02(c) thereof (including, but not limited to, those references in Sections 10.02 and 14.02 and item 7 of Schedule 12.01 of the Stock Purchase Agreement) are hereby deleted and replaced with "Section 12.03(a)(5)".

     14. Schedule 2.02. Schedule 2.02 is hereby deleted.

     15. Schedule 4.02. Schedule 4.02 is "None".

     16. Schedule 12.01. Section 2 of Schedule 12.01 is amended by adding the following: "The Financial Statements overstate indebtedness owed to Compass Bank by approximately $8,000,000. Seller shall direct that the Financial Statements be corrected and delivered to Purchaser on or before October 31, 2002."

     17. Effect on Stock Purchase Agreement. Except as expressly modified hereby or as necessary to conform to the express terms hereof, all terms, conditions and provisions of the Stock Purchase Agreement shall remain in full force and effect.

     18. Counterparts; Facsimile Copies. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, which so executed and delivered, shall constitute but one and the same agreement, and a facsimile copy shall have the same force and effect as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                           GREKA ENERGY CORPORATION




                                           By:          /s/ Susan M. Whalen
                                           Print name:  Susan M. Whalen
                                           Print title: Secretary



                                           P.I. HOLDINGS NO. 3, INC.



                                           By:          /s/ Jerry W. Powell
                                           Print name:  Jerry W. Powell
                                           Print title: Secretary



                                           P. I. HOLDINGS NO. 4., INC.



                                           By:          /s/ Jerry W. Powell
                                           Print name:  Jerry W. Powell
                                           Print title: Secretary